UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material under Rule 14a-12

Hasbro, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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The following are advertisements by Hasbro, Inc. (the “Company”) appearing on LinkedIn beginning on April 4, 2022.

At Hasbro, we believe change can be a good thing. That’s why we are committed to listening and engaging with shareholders in a constructive and thoughtful manner in order to further our company mission and maximize value. Hear more from our Chair of the Board, Rich Stoddart, on the valuable experiences in gaming, technology and business that Hasbro is adding to the Board, and why we’re on the right path towards sustainable and profitable growth. Important information: [Link to letter from Richard S. Stoddart, dated April 4, 2022, previously filed pursuant to Rule 14a-12 under the Exchange Act]

Under Chris Cocks’ leadership, Wizards of the Coast saw immense growth. Now, as CEO of Hasbro, guided by our Brand Blueprint strategy, he plans to build on that positive momentum, scaling our legendary portfolio of brands and building direct, multigenerational relationships with our customers. Learn more from Chris himself here. Important information: [Link to letter from Chris Cocks, dated April 4, 2022, previously filed pursuant to Rule 14a-12 under the Exchange Act]

The following are advertisements by the Company (@Hasbro) appearing on Twitter beginning on April 4, 2022.

Hasbro is committed to listening and engaging with our shareholders to maximize value. Hear more from our Chair, Rich Stoddart, on key additions to the @Hasbro Board, and why we’re on the right path towards sustainable and profitable growth. Important information: [Link to letter from Richard S. Stoddart, dated April 4, 2022, previously filed pursuant to Rule 14a-12 under the Exchange Act]

At @Wizards, Chris Cocks spearheaded significant growth. Now, as CEO of @Hasbro, he is building on that positive momentum, scaling our legendary portfolio of brands and moving our Brand Blueprint strategy forward. Learn more from Chris himself. Important information: [Link to letter from Chris Cocks, dated April 4, 2022, previously filed pursuant to Rule 14a-12 under the Exchange Act]

The following are advertisements by the Company appearing on Google beginning on April 4, 2022.

Hasbro | New Board Directors | Hear From Our Chair
Hasbro is committed to listening and engaging with our shareholders to maximize value. Hear from Rich Stoddart on our path to growth and meet our newest Board directors.
[Link to letter from Richard S. Stoddart, dated April 4, 2022, previously filed pursuant to Rule 14a-12 under the Exchange Act]

Hasbro | Guided by the Brand Blueprint | Preliminary Proxy Filing
As CEO of Hasbro, Chris Cocks is building on positive momentum from Wizards of the Coast. Learn about our recent preliminary proxy filing here.
[Link to letter from Chris Cocks, dated April 4, 2022, previously filed pursuant to Rule 14a-12 under the Exchange Act]

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will” and other words and terms of similar meaning. Among other things, these forward-looking statements may include statements concerning: the impact and contributions of our new director appointments, and our ability to achieve our financial and business plans, goals and objectives, including achieving long-term sustainable profitable growth and long-term value for shareholders. Specific factors that might cause such a difference include those risks detailed from time to time in Hasbro’s filings with the U.S. Securities and Exchange Commission (the “SEC”). The statements contained herein are based on Hasbro’s current beliefs and expectations and speak only as of the date of this communication. Except as may be required by law, Hasbro does not undertake any obligation to make any revisions to the forward-looking statements contained in this communication or to update them to reflect events or circumstances occurring after the date of this communication. You should not place undue reliance on forward-looking statements.

Additional Information and Where to Find it

Hasbro has filed with the SEC a preliminary proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for Hasbro’s 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”). The proxy statement is in preliminary form and Hasbro intends to file and mail a definitive proxy statement to stockholders of Hasbro. This communication is not a substitute for any proxy statement or other document that Hasbro has filed or may file with the SEC in connection with any solicitation by Hasbro. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY HASBRO AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Hasbro free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Hasbro are also available free of charge by accessing Hasbro’s website at www.hasbro.com.

Participants

This communication is neither a solicitation of a proxy or consent nor a substitute for any proxy statement or other filings that may be made with the SEC. Nonetheless, Hasbro, its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by Hasbro. Information about Hasbro’s executive officers and directors is available in Hasbro’s preliminary proxy statement for the 2022 Annual Meeting, which was filed with the SEC on April 4, 2022, and will be included in Hasbro’s definitive proxy statement, once available. To the extent holdings of Hasbro securities reported in the proxy statement for the 2022 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.